Exhibit 99.1

CPSI Announces Third Quarter 2021 Results

Highlights for Third Quarter 2021:

  Revenues of $70.1 million;
  GAAP net income of $2.7 million and non-GAAP net income of $8.5 million;
  GAAP earnings per diluted share of $0.19 and non-GAAP earnings per diluted share of $0.59;
  Adjusted EBITDA of $12.2 million;
  Bookings of $29.3 million;
  Cash provided by operations of $1.3 million; and
  Net debt of $98.1 million

MOBILE, Ala.--(BUSINESS WIRE)--November 9, 2021--CPSI (NASDAQ: CPSI), a community healthcare solutions company, today announced results for the third quarter and nine months ended September 30, 2021.

Total revenues for the quarter ended September 30, 2021, were $70.1 million, compared with total revenues of $68.3 million for the prior-year third quarter. GAAP net income for the quarter ended September 30, 2021, was $2.7 million, or $0.19 per diluted share, compared with $5.3 million, or $0.36 per diluted share, for the quarter ended September 30, 2020. Cash provided by operations for the third quarter of 2021 was $1.3 million, compared with $8.1 million for the prior-year quarter. Net debt at September 30, 2021, was $98.1 million compared to $77.9 million at the end of the prior-year period.

Total revenues for the nine months ended September 30, 2021, were $206.6 million, compared with total revenues of $197.6 million for the prior-year period. GAAP net income for the nine months ended September 30, 2021, was $13.0 million, or $0.89 per diluted share, compared with $11.1 million, or $0.77 per diluted share, for the nine months ended September 30, 2020. Cash provided by operations for the first nine months of 2021 was $34.5 million, compared with $33.0 million for the prior-year period.

Boyd Douglas, president and chief executive officer of CPSI, stated, “After encountering headwinds in the sales process during the first half of the year, our third quarter performance was underscored by a strong rebound in bookings of $29.3 million. With a higher than historical percentage of Software as a Service (SaaS) revenue in the sales mix, we are very pleased with the continued expansion of recurring revenue.”

Commenting on the Company’s financial performance for the third quarter of 2021, Matt Chambless, chief financial officer of CPSI, stated, “We continue to make meaningful progress towards our strategic initiatives, spurred by TruBridge’s ability to generate both organic and inorganic revenue growth and a transformative shift in electronic health record (EHR) license mix. Together, these factors pushed total recurring revenues, which now make up over 91% of total revenues, to another record level.”

“We are laser focused on providing sizeable shareholder returns over the next three years culminating in an end-goal of achieving $80 million in adjusted EBITDA in 2024. Since launching the strategic transformation underway across CPSI, we have been consistently executing on this aggressive, yet obtainable plan, and our progress to date is aligned to that end,” added Douglas.

CPSI will hold a live webcast to discuss its third quarter 2021 results today, Tuesday, November 9, 2021, at 4:30 p.m. Eastern time. A 30-day online replay will be available approximately one hour following the conclusion of the live webcast. To listen to the live webcast or access the replay, visit the Company’s website, www.cpsi.com.

About CPSI

CPSI is a leading provider of healthcare solutions and services for community hospitals, their clinics and post-acute care facilities. Founded in 1979, CPSI is the parent of five companies – Evident, LLC, American HealthTech, Inc., TruBridge, LLC, iNetXperts, Corp. d/b/a Get Real Health and TruCode LLC. Our combined companies are focused on helping improve the health of the communities we serve, connecting communities for a better patient care experience, and improving the financial operations of our customers. Evident provides comprehensive EHR solutions for community hospitals and their affiliated clinics. American HealthTech is one of the nation’s largest providers of EHR solutions and services for post-acute care facilities. TruBridge focuses on providing business, consulting and managed IT services, along with its complete RCM solution, for all care settings. Get Real Health focuses on solutions aimed at improving patient engagement for individuals and healthcare providers. TruCode provides medical coding software that enables complete and accurate code assignment for optimal reimbursement. For more information, visit www.cpsi.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified generally by the use of forward-looking terminology and words such as “expects,” “anticipates,” “estimates,” “believes,” “predicts,” “intends,” “plans,” “potential,” “may,” “continue,” “should,” “will” and words of comparable meaning. Without limiting the generality of the preceding statement, all statements in this press release relating to the Company’s future financial and operational results are forward-looking statements. We caution investors that any such forward‑looking statements are only predictions and are not guarantees of future performance. Certain risks, uncertainties and other factors may cause actual results to differ materially from those projected in the forward‑looking statements. Such factors may include: the impact of the ongoing COVID-19 pandemic and related economic disruptions which have materially affected CPSI’s revenue and could materially affect CPSI’s gross margin and income, as well as CPSI’s financial position and/or liquidity; federal, state and local government actions to address and contain the impact of COVID-19 and their impact on us and our hospital clients; operational disruptions and heightened cybersecurity risks due to a significant percentage of our workforce working remotely; significant legislative and regulatory uncertainty in the healthcare industry; exposure to liability for failure to comply with regulatory requirements; saturation of our target market and hospital consolidations; unfavorable economic or market conditions that may cause a decline in spending for information technology and services; general economic conditions, including changes in the financial and credit markets that may affect the availability and cost of credit to us or our customers; potential inability to secure additional financing on favorable terms to meet our future capital needs; our substantial indebtedness, and our ability to incur additional indebtedness in the future; competition with companies that have greater financial, technical and marketing resources than we have; potential future acquisitions that may be expensive, time consuming, and subject to other inherent risks; potential failure to develop new products or enhance current products that keep pace with market demands; failure to develop new technology and products in response to market demands; failure of our products to function properly resulting in claims for medical and other losses; breaches of security and viruses in our systems resulting in customer claims against us and harm to our reputation; failure to maintain customer satisfaction through new product releases free of undetected errors or problems; failure to convince customers to migrate to current or future releases of our products; failure to maintain our margins and service rates; increase in the percentage of total revenues represented by service revenues, which have lower gross margins; exposure to liability in the event we provide inaccurate claims data to payors; exposure to liability claims arising out of the licensing of our software and provision of services; dependence on licenses of rights, products and services from third parties; misappropriation of our intellectual property rights and potential intellectual property claims and litigation against us; interruptions in our power supply and/or telecommunications capabilities, including those caused by natural disaster; our ability to attract and retain qualified client service and support personnel; disruption from periodic restructuring of our sales force; potential inability to properly manage growth in new markets we may enter; exposure to numerous and often conflicting laws, regulations, policies, standards or other requirements through our international business activities; potential litigation against us; pressures on cash flow to service our outstanding debt; restrictive terms of our credit agreement on our current and future operations; changes in and interpretations of financial accounting matters that govern the measurement of our performance; significant charges to earnings if our goodwill or intangible assets become impaired; fluctuations in quarterly financial performance due to, among other factors, timing of customer installations; volatility in our stock price; failure to maintain effective internal control over financial reporting; lack of employment or non-competition agreement with most of our key personnel; inherent limitations in our internal control over financial reporting; vulnerability to significant damage from natural disasters; market risks related to interest rate changes; and other risk factors described from time to time in our public releases and reports filed with the Securities and Exchange Commission, including, but not limited to, our most recent Annual Report on Form 10-K. Relative to our dividend policy, the payment of cash dividends is subject to the discretion of our Board of Directors and will be determined in light of then-current conditions, including our earnings, our leverage, our operations, our financial conditions, our capital requirements and other factors deemed relevant by our Board of Directors. In the future, our Board of Directors may change our dividend policy, including the frequency or amount of any dividend, in light of then-existing conditions. We also caution investors that the forward-looking information described herein represents our outlook only as of this date, and we undertake no obligation to update or revise any forward-looking statements to reflect events or developments after the date of this press release.

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Income
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Sales revenues:
System sales and support	$35,560	$40,388	$107,893	$116,297
TruBridge	34,531	27,945	98,736	81,342
Total sales revenues	70,091	68,333	206,629	197,639

Costs of sales:
System sales and support	17,425	17,628	52,250	51,901
TruBridge	17,377	15,287	50,349	44,100
Total costs of sales	34,802	32,915	102,599	96,001

Gross profit	$35,289	$35,418	$104,030	$101,638

Operating expenses:
Product development	7,700	8,549	22,598	25,190
Sales and marketing	5,200	6,359	15,813	18,526
General and administrative	14,184	11,440	38,322	34,242
Amortization of acquisition-related intangibles	3,674	2,866	10,114	8,599
Total operating expenses	30,758	29,214	86,847	86,557

Operating income	$4,531	$6,204	$17,183	$15,081

Other income (expense):
Other income	123	916	1,160	1,241
Loss on extinguishment of debt	-	-	-	(202)
Interest expense	(825)	(850)	(2,249)	(2,832)
Total other income (expense)	(702)	66	(1,089)	(1,793)

Income before taxes	$3,829	$6,270	$16,094	$13,288

Provision for income taxes	1,085	1,002	3,065	2,165

Net income	$2,744	$5,268	$13,029	$11,123

Net income per common share—basic	$0.19	$0.36	$0.89	$0.77
Net income per common share—diluted	$0.19	$0.36	$0.89	$0.77

Weighted average shares outstanding used in per common share computations:
Basic	14,334	14,095	14,276	14,022
Diluted	14,342	14,095	14,303	14,022

Computer Programs and Systems, Inc.
Condensed Consolidated Balance Sheets
(In '000s, except per share data)

	September 30, 2021 (unaudited)	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$17,114	$12,671
Accounts receivable, net of allowance for doubtful accounts of $1,604 and $1,701, respectively	30,542	32,414
Financing receivables, current portion, net	7,277	10,821
Inventories	1,151	1,084
Prepaid income taxes	4,056	1,789
Prepaid expenses and other	10,837	8,365
Total current assets	70,977	67,144

Property & equipment, net	12,100	13,139
Software development costs, net	9,130	3,210
Operating lease assets	7,424	6,610
Financing receivables, net of current portion	8,471	11,477
Other assets, net of current portion	3,209	2,787
Intangible assets, net	98,875	71,689
Goodwill	177,196	150,216
Total assets	$387,382	$326,272

Liabilities & Stockholders' Equity
Current liabilities
Accounts payable	$5,454	$7,716
Current portion of long-term debt	3,926	3,457
Deferred revenue	10,844	8,130
Accrued vacation	5,145	5,353
Other accrued liabilities	16,245	12,786
Total current liabilities	41,614	37,442

Long-term debt, less current portion	111,298	73,360
Operating lease liabilities, net of current portion	5,800	5,092
Deferred tax liabilities	12,684	10,378
Total liabilities	171,396	126,272

Stockholders' Equity
Common stock, $0.001 par value; 30,000 shares authorized; 14,734 and 14,511 shares issued	15	15
Treasury stock, 86 and 47 shares	(2,483)	(1,261)
Additional paid-in capital	185,801	181,622
Retained earnings	32,653	19,624
Total stockholders' equity	215,986	200,000

Total liabilities and stockholders' equity	$387,382	$326,272

Computer Programs and Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(In '000s)
(Unaudited)

	Nine Months Ended September 30,
	2021	2020
Operating activities:
Net income	$13,029	$11,123
Adjustments to net income:
Provision for bad debt	2,080	2,695
Deferred taxes	2,306	1,060
Stock-based compensation	4,178	5,174
Depreciation	1,641	1,334
Amortization of acquisition-related intangibles	10,114	8,599
Amortization of software development costs	527	79
Amortization of deferred finance costs	220	242
Loss on extinguishment of debt	-	202
Loss on disposal of property and equipment	313	-
Changes in operating assets and liabilities:
Accounts receivable	1,304	3,490
Financing receivables	5,962	2,701
Inventories	(67)	136
Prepaid expenses and other	(2,892)	(1,765)
Accounts payable	(2,723)	(817)
Deferred revenue	1,414	(1,174)
Other liabilities	(665)	553
Prepaid income taxes	(2,267)	(651)
Net cash provided by operating activities	34,474	32,981

Investing activities:
Purchase of business, net of cash received	(59,634)	-
Investment in software development	(6,447)	(2,356)
Purchases of property and equipment	(915)	(3,241)
Net cash used in investing activities	(66,996)	(5,597)

Financing activities:
Dividends paid	-	(4,338)
Treasury stock purchases	(1,222)	-
Payments of long-term debt principal	(2,813)	(3,132)
Proceeds from long-term debt	-	67
Proceeds from revolving line of credit	61,000	-
Payments of revolving line of credit	(20,000)	(15,561)
Net cash provided by (used in) financing activities	36,965	(22,964)

Net increase in cash and cash equivalents	$4,443	$4,420

Cash and cash equivalents, beginning of period	12,671	7,357
Cash and cash equivalents, end of period	$17,114	$11,777

Computer Programs and Systems, Inc.
Consolidated Bookings
(In '000s)

	Three Months Ended		Nine Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
System sales and support(1)	$16,249	$13,715	$32,641	$37,646
TruBridge(2)	13,073	7,760	22,009	23,176

Total	$29,322	$21,475	$54,650	$60,822
(1)	Generally calculated as the total contract price (for system sales) and annualized contract value (for support).
(2)	Generally calculated as the total contract price (for non-recurring, project-related amounts) and annualized contract value (for recurring amounts)
Computer Programs and Systems, Inc.
Bookings Composition
(In '000s)
(Unaudited)

	Three Months Ended		Nine Months Ended
	9/30/2021	9/30/2020	9/30/2021	9/30/2020
System sales and support
Non-subscription sales(1)	$2,929	$6,163	$13,858	$21,002
Subscription revenue(2)	12,437	6,557	15,316	13,656
Other	883	995	3,467	2,988
TruBridge
Net new(3)	4,794	2,997	6,278	6,811
Cross-sell(3)	2,824	4,301	8,398	15,315
Get Real Health	5,352	462	6,760	1,050
TruCode	103	-	573	-

Total	$29,322	$21,475	$54,650	$60,822
(1)	Represents nonrecurring revenues that generally exhibit a timeframe for bookings-to-revenue conversion of five to six months following contract execution.
(2)	Represents recurring revenues to be recognized on a monthly basis over a weighted-average contract period of five years, with a start date in the next 12 months and an average timeframe for commencement of bookings-to-revenue conversion of five to six months following contract execution.
(3)	“Net new” represents bookings from outside the Company’s core EHR client base, and “Cross-sell” represents bookings from existing EHR customers. In each case, generally comprised of recurring revenues to be recognized ratably over a one-year period and an average timeframe for commencement of bookings-to-revenue conversion of four to six months following contract execution.

Computer Programs and Systems, Inc.
Acute Care EHR Net New License Mix

		Three Months Ended		Nine Months Ended
		9/30/2021	9/30/2020	9/30/2021	9/30/2020
	SaaS(1)	2	3	8	14
	Perpetual license(2)	3	5	6	8
	Total	5	8	14	22

(1)	Exhibit revenue attribution that is recurring in nature.
(2)	Exhibit revenue attribution that is nonrecurring in nature.

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Adjusted EBITDA:	2021	2020	2021	2020
Net income, as reported	$2,744	$5,268	$13,029	$11,123

Deferred revenue and other acquisition-related adjustments	388	-	546	-
Depreciation expense	525	442	1,641	1,334
Amortization of software development costs	262	24	527	79
Amortization of acquisition-related intangible assets	3,674	2,866	10,114	8,599
Stock-based compensation	1,700	1,564	4,178	5,174
Severance and other nonrecurring charges	1,157	711	4,164	816
Interest expense and other, net	702	(66)	1,089	1,793
Provision for income taxes	1,085	1,002	3,065	2,165

Adjusted EBITDA	$12,237	$11,811	$38,353	$31,083

Computer Programs and Systems, Inc.
Reconciliation of Non-GAAP Financial Measures
(In '000s, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Non-GAAP Net Income and Non-GAAP EPS:	2021	2020	2021	2020
Net income, as reported	$2,744	$5,268	$13,029	$11,123

Pre-tax adjustments for Non-GAAP EPS:
Deferred revenue and other acquisition-related adjustments	388	-	546	-
Amortization of acquisition-related intangible assets	3,674	2,866	10,114	8,599
Stock-based compensation	1,700	1,564	4,178	5,174
Severance and other nonrecurring charges	1,157	711	4,164	816
Non-operating loss from lease termination (non-cash)	313	-	313	-
Non-cash interest expense	73	73	220	242
Loss on extinguishment of debt	-	-	-	202
After-tax adjustments for Non-GAAP EPS:
Tax-effect of pre-tax adjustments, at 21%	(1,534)	(1,095)	(4,102)	(3,157)
Tax shortfall (windfall) from stock-based compensation	-	-	(84)	299

Non-GAAP net income	$8,515	$9,387	$28,378	$23,298

Weighted average shares outstanding, diluted	14,342	14,095	14,303	14,022

Non-GAAP EPS	$0.59	$0.67	$1.98	$1.66

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with accounting principles generally accepted in the United States of America, or “GAAP.” However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures that are prepared in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management uses these non-GAAP financial measures in order to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. In addition, management understands that some investors and financial analysts find these non-GAAP financial measures helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

As such, to supplement the GAAP information provided, we present in this press release and during the live webcast discussing our financial results the following non‑GAAP financial measures: Adjusted EBITDA, Non-GAAP net income, and Non-GAAP earnings per share (“EPS”).

We calculate each of these non-GAAP financial measures as follows:

  Adjusted EBITDA – Adjusted EBITDA consists of GAAP net income as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) depreciation expense; (iii) amortization of software development costs; (vi) amortization of acquisition-related intangible assets; (v) stock-based compensation; (vi) severance and other non‑recurring charges; (vii) interest expense and other, net; and (viii) the provision for income taxes.
  Non-GAAP net income – Non-GAAP net income consists of GAAP net income as reported and adjusts for (i) deferred revenue and other adjustments arising from purchase allocation adjustments related to business acquisitions; (ii) amortization of acquisition-related intangible assets; (iii) stock-based compensation; (iv) severance and other non-recurring charges; (v) non-operating loss from lease termination (non-cash); (vi) non-cash interest expense; (vii) loss on extinguishment of debt; and (viii) the total tax effect of items (i) through (vii). Adjustments to Non-GAAP net income also include the after-tax effect of the shortfall (windfall) from stock-based compensation.
  Non-GAAP EPS – Non-GAAP EPS consists of Non-GAAP net income, as defined above, divided by weighted average shares outstanding (diluted) in the applicable period.

Certain of the items excluded or adjusted to arrive at these non-GAAP financial measures are described below:

  Deferred revenue and other adjustments - Deferred revenue and other adjustments includes acquisition-related deferred revenue adjustments, which reflect the fair value adjustments to deferred revenues acquired in business acquisitions. The fair value of deferred revenue represents an amount equivalent to the estimated cost plus an appropriate profit margin, to perform services related to the acquiree’s software and product support, which assumes a legal obligation to do so, based on the deferred revenue balances as of the acquisition date. We add back deferred revenue and other adjustments for non-GAAP financial measures because we believe the inclusion of this amount directly correlates to the underlying performance of our operations.
  Amortization of acquisition-related intangible assets – Acquisition-related amortization expense is a non-cash expense arising primarily from the acquisition of intangible assets in connection with acquisitions or investments. We exclude acquisition-related amortization expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of new acquisitions and full amortization of previously acquired intangible assets. Investors should note that the use of these intangible assets contributed to revenue in the periods presented and will contribute to future revenue generation, and the related amortization expense will recur in future periods.
  Stock-based compensation – Stock-based compensation expense is a non-cash expense arising from the grant of stock-based awards. We exclude stock-based compensation expense from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods as a result of the timing and valuation of grants of new stock-based awards, including grants in connection with acquisitions. Investors should note that stock-based compensation is a key incentive offered to employees whose efforts contributed to the operating results in the periods presented and are expected to contribute to operating results in future periods, and such expense will recur in future periods.
  Severance and other non-recurring charges – Non-recurring charges relate to certain severance and other charges incurred in connection with activities that are considered one-time. We exclude non-recurring expenses (primarily related to costs associated with our recent business transformation initiative and one-time lease terminations costs) and transaction-related costs from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-operating loss from lease termination (non-cash) – Non-operating loss from lease termination relates solely to the write-off of the remaining net book value of leasehold improvements and other property and equipment associated with operating leases terminated as a result of specific actions taken during the period. We exclude such non-operating lease termination losses from non-GAAP financial measures because we believe (i) the amount of such expenses in any specific period may not directly correlate to the underlying performance of our business operations and (ii) such expenses can vary significantly between periods.
  Non-cash interest expense – Non-cash interest expense includes amortization of deferred debt issuance costs. We exclude non-cash interest expense from non-GAAP financial measures because we believe these non-cash amounts relate to specific transactions and, as such, may not directly correlate to the underlying performance of our business operations.
  Tax shortfall (excess tax benefit) from stock-based compensation – ASU 2016-09, Improvements to Employee Share-Based Payment Accounting, became effective for the Company during the first quarter of 2017 and changes the treatment of tax shortfall and excess tax benefits arising from stock‑based compensation arrangements. Prior to ASU 2016-09, these amounts were recorded as an increase (for excess benefits) or decrease (for shortfalls) to additional paid-in capital. With the adoption of ASU 2016-09, these amounts are now captured in the period’s income tax expense. We exclude this component of income tax expense from non-GAAP financial measures because we believe (i) the amount of such expenses or benefits in any specific period may not directly correlate to the underlying performance of our business operations; and (ii) such expenses or benefits can vary significantly between periods as a result of the valuation of grants of new stock-based awards, the timing of vesting of awards, and periodic movements in the fair value of our common stock.

Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance. In addition, management may use Adjusted EBITDA, Non-GAAP net income and/or Non-GAAP EPS to measure the achievement of performance objectives under the Company’s stock and cash incentive programs. Note, however, that these non-GAAP financial measures are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not alternatives for measures of financial performance prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures presented by other companies, limiting their usefulness as comparative measures. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Additionally, there is no certainty that we will not incur expenses in the future that are similar to those excluded in the calculations of the non-GAAP financial measures presented in this press release. Investors and potential investors are encouraged to review the “Unaudited Reconciliation of Non‑GAAP Financial Measures” above.

Contacts

Tracey Schroeder
Chief Marketing Officer
Tracey.schroeder@cpsi.com
(251) 639-8100